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                                                                   EXHIBIT 10(r)

                                     FORM OF
                     SANDY SPRING NATIONAL BANK OF MARYLAND
                       OFFICER GROUP TERM REPLACEMENT PLAN

[The following plan was established in 2001 for the President and CEO, Executive Vice Presidents, and Senior Vice Presidents.]

       THIS PLAN is hereby made and entered into this ________ day of ___________________, _________, by and between SANDY SPRING NATIONAL BANK of MARYLAND, a national bank located in Olney, Maryland (the "Bank") and , , selected to participate in this Plan (the "Participant").

                                  INTRODUCTION

       Sandy Spring National Bank of Maryland wishes to attract and retain highly qualified executives. To further this objective, the Bank is willing to divide the death proceeds of certain life insurance policies which are owned by the Bank on the life of the participating executive with the designated beneficiary of the participating executive. The Bank will pay the benefits and the life insurance premiums from its general assets.

                                    AGREEMENT

        The Executive and the Bank agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

       Whenever used in this Agreement, the following terms shall have the meanings specified:

1.1 "Bank" means Sandy Spring National Bank of Maryland and any of its subsidiaries.

1.2 "Base Annual Salary" means the current base annual salary of the Participant at the earliest of: (1) the date of the Participant's death;
        (2) the date of the Participant's Disability; or (3) the Participant's Normal or Early Retirement Date.

1.3     "Change of Control" means the earliest of:

        a. The acquisition by any entity, person, or group (other than the acquisition by a tax-qualified retirement plan sponsored by Sandy Spring Bancorp, Inc. ["Bancorp"] or the Bank) of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 25% of the outstanding capital stock of Bancorp or the bank entitled to vote for the election of directors ("Voting Stock");


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        b.      The commencement by any entity, person, or group (other than
                Bancorp or the bank, a subsidiary of Bancorp or the Bank, or a tax-qualified retirement plan sponsored by Bancorp or the Bank) of a tender offer for more than 20% of the outstanding Voting Stock of Bancorp or the Bank.

        c. The effective time of (i) a merger or consolidation of Bancorp or the Bank with one or more other corporations as a result of holders of the outstanding Voting Stock of Bancorp or the Bank immediately prior to such merger exercise voting control over less than 80% of the Voting Stock of the surviving or resulting corporation, or (ii) a transfer of substantially all of the property of Bancorp or the Bank other than to an entity of which Bancorp or the Bank owns at least 80% of the Voting Stock;

        d. Upon the acquisition by any entity, person, or group of the control of the election of a majority of the Bank's or Bancorp's directors;

        e. At such time that, during any period of two consecutive years, individuals, who at the beginning of such period, constitute the Board of Bancorp or the Bank (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director.

1.4 "Disability" means a physical or mental infirmity that impairs the Participant's ability to substantially perform his or her duties under this Agreement and that results in the Participant's becoming eligible for long-term disability benefits under a long-term disability plan maintained for bank employees (or, if the Bank has no such plan in effect, that impairs the Participant's ability to substantially perform his or her duties for a period of one-hundred and eighty consecutive days). The Human Resources Committee in its good faith and discretion shall determine whether or not the participant is and continues to be permanently disabled for purposes of this Agreement based upon competent medical advice and other factors it believes to be relevant. As a condition to any benefits, the Bank may require the Participant to submit to such physical or mental evaluations and tests as the Human Resources Committee deems appropriate.

1.5     "Early Retirement Date" means the date on which the Participant has both
        (a) attained age sixty and (b) completed Ten Years of service.

1.6 "Human Resources Committee" means either the Human Resources Committee designated from time to time by the Bank's Board of Directors or a majority of the Bank's Board of Directors, either of which shall hereinafter be referred to as the Human Resources Committee.

1.7     "Insured" means the individual whose life is insured.



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1.8     "Insurer" means the insurance company issuing the life insurance policy on the life of the insured.

1.9 "Insurance Policy" means a single premium life insurance policy which may be acquired by the Bank, in its sole discretion, as sole owner, on the life of the Participant in connection with this Agreement.

1.10 "Just Cause" means, as determined in good faith by the Bank's Human Resources Committee, the Participant's:

        a.      Personal dishonesty;
        b.      Incompetence;
        c.      Willful misconduct;
        d.      Breach of fiduciary duty involving personal profit;
        e.      Intentional failure to perform duties under this Agreement;
        f. Other, continuing failure to perform his or her duties after reasonable notification (which shall be stated in writing and given a least fifteen days prior to termination) by the Bank of such failure;
        g. Willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order; or
        h. Material breach by the Participant of any provision of this Agreement or an Employment Agreement to which the Participant and the Bank are parties or material breach of Bank policy committed in connection with the Participant's employment and resulting in adverse effect on the bank.

1.11    "Normal Retirement Age" means the Participant attaining age 65.

1.12 "Normal Retirement Date" means the later of the Normal Retirement Age or the date that the Participant terminates or is terminated for any reason other than Termination for Cause.

1.13 "Other Group Term Coverage" means group term life insurance maintained on a Participant's life owned by the Bank that is in addition to the Policies covered under this Plan.

1.14 "Participant" means the employee who is designated by the Human Resources Committee as eligible to participate in the Plan, elects in writing to participate in the Plan using the form attached hereto as Exhibit A, and signs a Split Dollar Endorsement for the Policy in which the Participant is insured.

1.15    "Plan" means this instrument, including all amendments thereto.

1.16 "Termination of Employment" means the Participant's ceasing to be employed by the Bank for any reason whatsoever, voluntary or involuntary, other than by reason of an approved leave of absence.


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1.17    "Years of Service" means the total number of twelve-month periods during which the Participant is employed on a full-time basis by the bank prior to and after the date of this Agreement, inclusive of any approved leaves of absence.

                                    ARTICLE 2
                                  PARTICIPATION

        2.1 Eligibility to Participate. The Human Resources Committee in its sole discretion shall designate from time to time Participant's that are eligible to participate in the Plan.

        2.2 Participation. The eligible executive may participate in this Plan by executing an Election to Participate and a Split Dollar Endorsement. The Split Dollar Endorsement shall bind the Participant and his or her beneficiaries, assigns and transferees, to the terms and conditions of this Plan. An executive's participation is limited to only Policies where he or she is the Insured.

        2.3 Termination of Participation. The Participant's rights under this Plan shall cease and his or her participation in this Plan shall terminate if either of the following events occur: (i) if there is a Termination for Cause; or (ii) if the Participant's employment with the Bank is terminated prior to Early Retirement Age for reasons other than Disability. In the event that the Bank decides to maintain the Policy after the Participant's Termination of Participation in the Plan, the Bank shall be the direct beneficiary of the entire death proceeds of the Policy.

        2.4 Disability. (A) Except as otherwise provided in paragraph (B) of this section 2.4, if the Participant's employment with the Bank is terminated because of the Participant's Disability, the Bank shall maintain the Policy in full force and effect and, in no event, shall the Bank amend, terminate or otherwise abrogate the Participant's interest in the Policy. However, the Bank may replace the Policy with a comparable insurance policy to cover the benefit provided under this Agreement and the Bank and the Participant shall execute a new Split Dollar Policy Endorsement. The Policy or any comparable policy shall be subject to the claims of the Bank's creditors.

                (B) Notwithstanding the provisions of paragraph (A) of this section 2.4, upon the disabled Participant's gainful employment with an entity other than the Bank, the Bank shall have no further obligation to the disabled Participant, and the disabled Participant's rights pursuant to the Plan shall cease. In the event the disabled Participant's rights are terminated hereunder and the Bank decides to maintain the Policy, the Bank shall be the direct beneficiary of the entire death proceeds of the Policy.

        2.5 Retirement. After the Participant's Normal or Early Retirement Date, the Bank shall maintain the Policy in full force and effect and in no event shall the Bank amend, terminate or otherwise abrogate the Participant's interest in the Policy. However, the Bank may replace the Policy with a comparable insurance policy to cover the benefit provided under this Agreement and the Bank and the Participant shall execute a new Split Dollar Policy Endorsement. The


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Policy or any comparable policy shall be subject to the claims of the Bank's creditors.


                                    ARTICLE 3
                           POLICY OWNERSHIP/INTERESTS

        3.1 Participant's Interest. With respect to the Policy, the Participant, or the Participant's assignee, shall have the right to designate the beneficiary of an amount of death proceeds equal to [X*] TIMES BASE ANNUAL SALARY OF THE PARTICIPANT. The Participant shall also have the right to elect and change settlement options with the consent of the Bank and the Insurer.

[* THE MULTIPLE IS 3.5 FOR THE PRESIDENT AND CEO, 3.0 FOR EXECUTIVE VICE PRESIDENTS, AND 2.5 FOR SENIOR VICE PRESIDENTS.]

        3.2 Bank's Interest. The Bank shall own the Policy and shall have the right to exercise all incidents of ownership except that the Bank shall not sell, surrender or transfer ownership of a Policy so long as a Participant has an interest in the Policy as described in section 3.1. This provision shall not impair the right of the Bank to terminate this Plan. With respect to each Policy, the Bank shall be the direct beneficiary of the remaining death proceeds of the Policy after the Participant's Interest is determined according to section 3.1.

                                    ARTICLE 4
                                    PREMIUMS

        4.1 Premium Payment. The Bank shall pay all premiums due on all Policies.

        4.2 Imputed Income. The Bank shall impute income to the Participant in an amount equal to the current term rate for the Participant's age multiplied by the aggregate death benefit payable to the Participant's beneficiary during the Participant's active employment with the Bank. The "current term rate" is the minimum amount required to be imputed under Revenue Rulings 64-328 and 66-110, or any subsequent applicable authority.

        4.3 Cash Payment. Upon the Participant's normal or early retirement, the Bank shall annually pay to the Participant an amount necessary to pay the federal and state income taxes attributable to the imputed income and to the additional cash payments under this section. In calculating the cash payments due from the Bank, the Bank shall use the Participant's actual marginal income tax bracket for the calendar year immediately preceding the payment to the Participant. The cash payments shall continue until the Participant's death.



                                    ARTICLE 5
                                   ASSIGNMENT



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        The Participant may assign without consideration all interests in his or her Policy and in this Plan to any person, entity or trust. In the event a Participant shall transfer all of his or her interest in the Policy, then all of that Participant's interest in his or her Policy and in the Plan shall be vested in his or her transferee, who shall be substituted as a party hereunder, and that Participant shall have no further interest in his or her Policy or in this Plan.


                                    ARTICLE 6
                                     INSURER

        The Insurer shall be bound only by the terms of their corresponding Policy. Any payments the Insurer makes or actions it takes in accordance with a Policy shall fully discharge it from all claims, suits and demands of all persons relating to that Policy. The Insurer shall not be bound by the provisions of this Plan. The Insurer shall have the right to rely on the Bank's representations with regard to any definitions, interpretations, or Policy interests as specified under this Plan.

                                    ARTICLE 7
                                CLAIMS PROCEDURE

        7.1 Claims Procedure. The Bank shall notify any person or entity that makes a claim under this Agreement (the "Claimant") in writing, within 90 days of Claimant's written application for benefits, of his or her eligibility or non-eligibility for benefits under the Agreement. If the Bank determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of this Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Bank determines that there are special circumstances requiring additional time to make a decision, the Bank shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90 days.

        7.2 Review Procedure. If the Claimant is determined by the Bank not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Bank by filing a petition for review with the Bank within 60 days after receipt of the notice issued by the Bank. Said petition shall state the specific reasons, which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within 60 days after receipt by the Bank of the petition, the Bank shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Bank verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Bank shall notify the Claimant of its decision in writing within the


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60-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the 60-day period is not sufficient, the decision may be deferred for up to another 60 days at the election of the Bank, but notice of this deferral shall be given to the Claimant.


                                    ARTICLE 8
                           AMENDMENTS AND TERMINATION

        8.1 Amendment or Termination of Plan. Except as otherwise provided in sections 2.3, 2.4, 2.5 and 8.2: (i) the Bank may amend or terminate the Plan at any time, and (ii) the Bank may amend or terminate a Participant's rights under the Plan at any time prior to a Participant's death by written notice to the Participant.

        8.2 Amendment or Termination of Plan Upon Change of Control. Notwithstanding the provisions of section 8.1, in the event of a Change of Control, the Bank, or its successor, shall maintain in full force and effect each Policy that is in existence on the date the Change of Control occurs and shall not terminate or otherwise abrogate a Participant's interest in the Policy, unless the Bank replaces the Policy with a comparable insurance policy to cover the benefit provided under this Agreement and the Bank and the Participant shall execute a new Split Dollar Policy Endorsement. The Policy or any comparable policy shall be subject to the claims of the Bank's creditors. This section 8.2 shall apply to all Participants in the Plan on the date the Change of Control occurs, including but not limited to (i) a retired Participant who has an interest in a Policy pursuant to section 2.5; (ii) a disabled Participant who has an interest in the Policy pursuant to section 2.4; and (iii) a Participant whose employment is terminated as a result of a Change of Control.

        8.3 A Participant may, in the Participant's sole and absolute discretion, waive his or her rights under the Plan at any time. Any waiver permitted under this section 8.3 shall be in writing and delivered to the Human Resources Committee of the Bank.

                                    ARTICLE 9
                                  MISCELLANEOUS

        9.1 Binding Effect. This Plan in conjunction with each Split Dollar Endorsement shall bind each Participant and the Bank, their beneficiaries, survivors, executors, administrators and transferees and any Policy beneficiary.

        9.2 No Guarantee of Employment. This Plan is not an employment policy or contract. It does not give a Participant the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge a Participant. It also does not require a Participant to remain an employee nor interfere with a Participant's right to terminate employment at any time.


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        9.3     Applicable Law. The Plan and all rights hereunder shall be governed by and construed according to the laws of the State of Maryland, except to the extent preempted by the laws of the United States of America.

        9.4 Notice. Any notice, consent or demand required or permitted to be given under the provisions of this Plan by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his/her last known address as shown on the records of the Bank. The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

        9.5 Entire Agreement. This Plan constitutes the entire agreement between the Bank and the Participant as to the subject matter hereof. No rights are granted to the Participant by virtue of this Plan other than those specifically set forth herein.

        9.6 Administration The Bank shall have powers which are necessary to administer this Plan, including but not limited to:

                (a)     Interpreting the provisions of the Plan;

                (b) Establishing and revising the method of accounting for the Plan;

                (c)     Maintaining a record of benefit payments; and

                (d) Establishing rules and prescribing any forms necessary or desirable to administer the Plan.

        9.7 Designated Fiduciary. For purposes of the Employee Retirement Income Security Act of 1974, if applicable, the Bank shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.


        IN WITNESS WHEREOF, the Bank executes this Plan as of the date indicated above.

                                      SANDY SPRING NATIONAL BANK OF MD.

                                      BY
                                          --------------------------------------
                                           TITLE
                                                --------------------------------


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                                    EXHIBIT A

                             ELECTION TO PARTICIPATE


        I, __________________________________________, an eligible employee as determined in section 2.1 of the Sandy Spring National Bank of Maryland Group Term Replacement Plan (the "Plan") dated ___________________________, hereby elect to become a Participant of the Plan in accordance with Section 2.2 of the Plan. Additionally, I acknowledge that I have read the Plan document and agree to be bound by its terms.


        Executed this _____________ day of ____________________, _____.



---------------------------------       ------------------------------------
Witness                                 Participant




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                         SPLIT DOLLAR POLICY ENDORSEMENT
                     SANDY SPRING NATIONAL BANK OF MARYLAND
                           GROUP TERM REPLACEMENT PLAN


Policy No. ___________________                       Insured: __________________


Supplementing and amending the application for insurance to _____________________________ __________________________ (the "Insurer"), on
____________________, _______, the applicant requests and directs that:

                                  BENEFICIARIES

        1. The beneficiary designated by the Insured, or his/her transferee shall be the beneficiary of Two and One Half (2.5) Times Base Annual Salary of the Participant.

        2. The beneficiary of any remaining death proceeds shall be Sandy Spring National Bank of Maryland, a nationally chartered commercial bank located in Olney, Maryland (the "Bank").

                                    OWNERSHIP

        3. The Owner of the policy shall be the Bank. The Owner shall have all ownership rights in the Policy except as may be specifically granted to the Insured or his/her transferee in paragraph (4) of this endorsement.

        4. The Insured or his/her transferee shall have the right to assign all rights and interests in the policy with respect to that portion of the death proceeds designated in paragraph (1) of this endorsement, and to exercise all settlement options with respect to such death proceeds.

        5. Notwithstanding the provisions of paragraph (4) above, the Insured or the Insured's transferee shall have no rights or interests in the Policy with respect to that portion of the death proceeds designated in paragraph (1) of this endorsement if the Insured ceases to be employed by the Bank prior to the Normal or Early Retirement Age or for any reason whatsoever (other than by reason of a leave of absence which is approved by the Bank), unless otherwise agreed to by the Bank and the Participant.

               MODIFICATION OF ASSIGNMENT PROVISIONS OF THE POLICY

Upon the death of the Insured, the interest of any collateral assignee of the Owner of the policy designated in paragraph (3) above shall be limited to the portion of the proceeds described in


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paragraph (2) above.

                                OWNERS AUTHORITY

The Insurer is hereby authorized to recognize the Owner's claim to rights hereunder without investigating the reason for any action taken by the Owner, including its statement of the amount of premiums it has paid on the policy. The signature of the Owner shall be sufficient for the exercise of any rights under this Endorsement and the receipt of the Owner for any sums received by it shall be a full discharge and release to the Insurer.

Any transferee's rights shall be subject to this Endorsement.

The owner accepts and agrees to this split dollar endorsement.


Signed at Olney, Maryland, this _____ day of _________________, ____

Sandy Spring National Bank of Maryland

By__________________________________

Its__________________________________


Acceptance and Beneficiary Designation

The Insured accepts and agrees to the foregoing and, subject to the rights of the Owner as stated above, designates _________________________________________________________________ (relationship:
_____________________________________________) as primary beneficiary and
____________________________________________________________ (relationship:
_______ ______________________________) as secondary/contingent beneficiary of the portion of the proceeds described in paragraph (1) above.

Signed at ________________, Maryland, this ______ day of ________________, ____.

INSURED:

---------------------------------------

---------------------------------------
             (print name)




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